Exhibit 99.1

Travelport Worldwide Limited Reaffirms Full Year Guidance

Announces Successful Repricing of $2.34 Billion Term Loans

Company to Report Second Quarter 2016 Results on August 4, 2016

LANGLEY, U.K., June 27, 2016 — Travelport Worldwide Limited (NYSE: TVPT) today reaffirmed its financial guidance for the full year 2016 and announced that it successfully repriced its $2.34 billion term loans on Thursday, June 23, 2016.

Under the amended terms of Travelport’s credit agreement, the interest rate on its terms loans has been reduced by 75 basis points to LIBOR plus 4.00% (LIBOR floor of 1.00% remains unchanged) from LIBOR plus 4.75%. The repricing is expected to generate annualized cash interest savings of approximately $18 million based on the current principal balance of $2.34 billion outstanding. The term loans hold no significant maturities before September 2021.

Gordon Wilson, President and CEO of Travelport, commented: “The successful repricing of our term loans underscore Travelport’s commitment to financial health and flexibility, and this action will further strengthen our free cash flow generation.”

Travelport also notes the outcome of the United Kingdom referendum on EU membership and highlights the following key points about its business:

•	Travelport’s business model is transaction-based and the company’s primary currency of revenue is the U.S. dollar. Travelport has negligible revenue denominated in British pounds (less than 1%).(1)
•	While Travelport’s business operations are headquartered in the UK, its main technology and data center (processing the majority of transactions) is located in the United States.
•	Travelport operates in approximately 180 countries and has a balanced geographical footprint across the leading travel economies in the Americas, Asia Pacific, Europe, the Middle East and Africa.
•	While the UK is an important market, it only represents approximately 8% of Travelport’s net revenue.(1)
•	Travelport has around 10% of its costs and expenses denominated in British pounds that are translated into U.S. dollars for its reporting and for which, alongside certain other major currencies of expense, Travelport operates a rolling hedge program.(1)(2)

Mr. Wilson continued, “Our business operations are based on a highly resilient transactional model. We benefit from a diverse and balanced global footprint in addition to significant growth engines, especially around mobile commerce and B2B payments. We reaffirm the financial guidance that we issued in February, 2016 and look forward to announcing our second quarter earnings results and discussing more detail on our performance on August 4, 2016.”

Outlook and Financial Guidance

Travelport reaffirms the following outlook for the full year 2016:

(in $ millions, except per share amounts)	FY 2016 Guidance	Growth Rate
Net revenue	$2,350 - $2,400	6% - 8%
Adjusted EBITDA	$565 - $580	6% - 8%
Adjusted Net Income	$140 - $150	15% - 23%
Adjusted Income per Share – diluted	$1.12 - $1.20	12% - 20%
Adjusted Free Cash Flow	$145 - $165	8% - 23%

(1) The percentages represent amounts for the year ended December 31, 2015.

(2) ‘Costs and expenses’ excluding depreciation on property and equipment, amortization of customer loyalty payments, amortization of acquired intangible assets and non-core corporate costs.

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This guidance assumes spot foreign exchange rates as of June 24, 2016, together with the impact of foreign exchange rate hedges undertaken during 2015 as part of our rolling hedging program. For future periods, we are unable to provide a reconciliation of non-GAAP financial measures to relevant GAAP measures guidance because we do not provide guidance for equity-based compensation expense, provision for income taxes, interest income, interest expense, litigation and related costs, and other items, as certain of these items are out of our control that may be incurred in the future and/or cannot be reasonably predicted. Our quarterly and annual results as reported in these non-GAAP financial measures will be reconciled to the most directly comparable GAAP financial measures when we report such actual results.

The forward-looking statements made within this press release reflect expectations as of June 27, 2016. We assume no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in Travelport’s quarterly and annual Securities and Exchange Commission (SEC) filings and/or furnishings, which are available on the SEC’s website at www.sec.gov.

Contacts

For further information, please contact:

Investors:

Majid Nazir

Vice President, Investor Relations

Tel: +44 (0)1753 288 857

majid.nazir@travelport.com

Media:

Kate Aldridge

Vice President, Corporate Communications
Tel: +44 (0)1753 288 720
kate.aldridge@travelport.com

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About Travelport (www.travelport.com)

Travelport is a Travel Commerce Platform providing distribution, technology, payment, mobile and other solutions for the global travel and tourism industry.  With a presence in approximately 180 countries, over 3,700 employees, and an additional 1,200 employees at IGT Solutions Private Ltd who provide us with application development services, our 2015 net revenue was over $2.2 billion.

Travelport is comprised of:

-	A Travel Commerce Platform through which it facilitates travel commerce by connecting the world’s leading travel providers with online and offline travel buyers in a proprietary business-to-business (B2B) travel marketplace. Travelport has a leadership position in airline merchandising, hotel content and rate distribution, mobile travel commerce and a pioneering B2B payment solution that addresses the needs of travel intermediaries to efficiently and securely settle travel transactions.

-	Technology Services through which it provides critical IT services to airlines, such as shopping, ticketing, departure control and other solutions, enabling them to focus on their core business competencies and reduce costs.

Travelport is headquartered in Langley, U.K. The Company is listed on the New York Stock Exchange and trades under the symbol “TVPT”.

Forward-Looking Statements

Certain statements in this press release, including outlook and financial guidance, constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of our information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact our outstanding indebtedness may have on the way we operate our business; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; our ability to grow adjacencies, such as payment and mobile commerce solutions; and the impact on business conditions both in the United Kingdom and worldwide as a result of the United Kingdom’s decision to leave the European Union. These and other potential risks and uncertainties that could cause actual results to differ are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 18, 2016, and available on the SEC’s website at www.sec.gov.

Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

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TRAVELPORT WORLDWIDE LIMITED

DEFINITIONS

Definitions

Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding depreciation and amortization of property and equipment, amortization of customer loyalty payments, interest expense, net (excluding unrealized gains (losses) on interest rate derivative instruments), and related income taxes.

Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities of continuing operations, adjusted to remove the impact of cash paid for other adjusting items which we believe are unrelated to our ongoing operations and to deduct Capital Expenditures.

Adjusted Income (Loss) per Share - Diluted is defined as Adjusted Net Income (Loss) for the period divided by the weighted average number of dilutive common shares.

Adjusted Net Income (Loss) is defined as net income (loss) from continuing operations excluding amortization of acquired intangible assets, gain (loss) on early extinguishment of debt, share of earnings (losses) in equity method investments, and items that are excluded under our debt covenants, such as gain on sale of shares of Orbitz Worldwide, Inc., non-cash equity-based compensation, certain corporate and restructuring costs, certain litigation and related costs, and other non-cash items such as unrealized foreign currency gains (losses) on earnings hedges, and unrealized gains (losses) on interest rate derivative instruments, along with any income tax related to these exclusions.

Adjusted Operating Income (Loss) is defined as Adjusted EBITDA less depreciation and amortization of property and equipment and amortization of customer loyalty payments.

Capital Expenditures is defined as cash paid for property and equipment plus repayments in relation to capital leases and other indebtedness.

Customer Loyalty Payments are payments made to travel agencies or travel providers with an objective of increasing the number of travel bookings using the Company’s Travel Commerce Platform and to improve the travel agencies or travel providers’ loyalty, which are instrumented through agreements with a term over a year. Under the contractual terms, the travel agency or travel provider commits to achieve certain economic objectives for the Company. Such costs are specifically identifiable to individual contracts with travel agencies or travel providers, which have determinable contractual lives. Due to the contractual nature of the payments, the Company believes that such assets are appropriately classified as intangible assets.

Net Debt is defined as total debt comprising of current and non-current portion of long-term debt minus cash and cash equivalents.

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TRAVELPORT WORLDWIDE LIMITED

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss), as determined under U.S. GAAP. In addition, these measures may not be comparable to similarly named measures used by other companies. We have included these measures as they are the primary metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. They are also used by the management to assess the performance and profitability of the Company to determine incentive compensation for future periods.

We believe our important measure of liquidity is Adjusted Free Cash Flow. This measure is useful indicator of our ability to generate cash to meet our liquidity demands. We believe Adjusted Free Cash Flow provides investors with an understanding of how assets are performing and measures management’s effectiveness in managing cash. We believe this measure gives management and investors a better understanding of the cash flows generated by our underlying business, as cash paid for other adjusting items are unrelated to the underlying business and our Capital Expenditures are primarily related to the development of our operating platforms. Adjusted Free Cash Flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure should not be considered as measure of liquidity or cash flows from operations as determined under U.S. GAAP.

We believe Adjusted Income (Loss) per Share-diluted is a useful measure for our investors as it represents, on a per share basis, our consolidated results, taking into account depreciation and amortization on property and equipment and amortization of customer loyalty payments, as well as other items which are not allocated to the operating businesses such as interest expense (excluding unrealized gains (losses) on interest rate derivative instruments) and related income taxes but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Income (Loss) per Share-diluted has similar limitations as Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA and may not be comparable to similarly named measures used by other companies. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we believe it is important to evaluate these measures along with our consolidated condensed statements of operations.

The management uses Net Debt to review the Company’s overall liquidity, financial flexibility, capital structure and leverage. Further, we believe, certain debt rating agencies, creditors and credit analysts monitor our Net Debt as part of their assessment of our business. Net Debt is not a measurement of our indebtedness under U.S. GAAP and should not be considered in isolation or as alternative to assess our total debt or any other measures derived in accordance with U.S. GAAP.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Travelport’s results as reported under U.S. GAAP.

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